Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-215255) pertaining to the UBS Financial Services Incorporated of Puerto Rico Savings Plus Plan (the Plan) of UBS Financial Services Inc. (the Company) of our report dated June 28, 2023, with respect to the financial statements and schedule of the Company’s Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2022.

New York, New York

June 28, 2023